    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 1998
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             SUNDSTRAND CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        36-1840610
          (STATE OR OTHER JURISDICTION               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
       OF INCORPORATION OR ORGANIZATION)
                 P.O. BOX 7003                                    MARY ANN HYNES
              4949 HARRISON AVENUE                VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
         ROCKFORD, ILLINOIS 61125-7003                        SUNDSTRAND CORPORATION
                 (815) 226-6000                                   P.O. BOX 7003
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                  4949 HARRISON AVENUE
                     NUMBER,                              ROCKFORD, ILLINOIS 61125-7003
 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL                   (815) 226-6305
                    EXECUTIVE                        (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                    OFFICES)                                        TELEPHONE
                                                    NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                                                     SERVICE)

                                    Copy to:

                                 EDWARD S. BEST
                              MAYER, BROWN & PLATT
                            190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                 (312) 782-0600
                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                                PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE                AMOUNT TO BE        AGGREGATE PRICE PER      AGGREGATE OFFERING         REGISTRATION
REGISTERED                       REGISTERED             SECURITY(1)               PRICE(1)                  FEE
-------------------------------------------------------------------------------------------------------------------------
Debt Securities(2).......     $100,000,000(3)               100%              $100,000,000(3)             $27,800
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for purposes of determining the registration fee.

(2) A registration statement (No. 333-00801) registering $150,000,000 of the Company's debt securities was previously filed and a registration fee of $51,724 was previously paid in connection therewith.

(3) Or, if debt securities are issued (i) with original issue discount, such greater aggregate principal amount as shall result in an aggregate initial offering price of $100,000,000 or (ii) with a principal amount denominated in a foreign currency or currency unit, such principal amount as shall result in an aggregate offering price equivalent to $100,000,000 at the time of the offering.
                            ------------------------

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting a part of this Registration Statement also relates to $150,000,000 principal amount of Debt Securities, registered by the Registrant under the Securities Act of 1933 in Registration Statement No. 333-00801.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 9, 1998

PROSPECTUS

                                  $250,000,000

                             SUNDSTRAND CORPORATION

                                DEBT SECURITIES

                            ------------------------

     Sundstrand Corporation may offer and sell in one or more offerings its debt securities up to a total principal amount or initial purchase price of $250,000,000. The debt securities may be offered in one or more separate series on terms to be determined at the time of sale. The debt securities may be offered directly to purchasers or through agents, dealers or underwriters or a syndicate of underwriters. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1998

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total principal amount or initial purchase price of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                               WHERE YOU CAN FIND
                                MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     Our reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities.

- Annual Report on Form 10-K for the year ended December 31, 1997;

- Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

- Current Report on Form 8-K filed January 21, 1998.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
           Corporate Secretary
           Sundstrand Corporation
           P.O. Box 7003
           4949 Harrison Avenue
           Rockford, Illinois 61125-7003
           (815) 226-6000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

     We are engaged in the design, manufacture and sale of a variety of proprietary, technology-based components and sub-systems for diversified international aerospace and industrial markets. Our mechanical, hydromechanical, electromechanical and electronic products require significant research, development engineering and processing expertise. We employ approximately 10,700 people and have manufacturing facilities in ten states and Puerto

Rico and in England, France, Germany, Singapore, China and India. Our principal offices are located at 4949 Harrison Avenue, Rockford, Illinois 61125-7003.

                                USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes, including working capital, capital expenditures, possible acquisitions of, or investments in, businesses and assets, the possible repurchase of our securities and the repayment of indebtedness. We have not allocated a specific portion of the net proceeds for any particular use at this time. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in marketable securities.

                               RATIO OF EARNINGS
                                TO FIXED CHARGES

     The following is our consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 1997, and the nine-month periods ended September 30, 1997, and 1998.

                           NINE
                          MONTHS
                           ENDED
                       SEPTEMBER 30,       YEAR ENDED DECEMBER 31,
                       -------------   --------------------------------
                       1998    1997    1997   1996   1995   1994   1993
                       -----   -----   ----   ----   ----   ----   ----
Ratio of
 Earnings to
 Fixed Charges.......  10.0     9.2    9.5    6.4    4.5    5.3    3.9

     For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges (excluding capitalized interest). Fixed charges consist of interest on all indebtedness, amortization of debt discount and expense, and one-third of rental expense (which is deemed representative of the interest factor).

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     We provide information to you about the debt securities in up to three separate documents that progressively provide more detail:

     1 This Prospectus
       General information that may or may not apply to each series of debt securities.

     2 The Prospectus Supplement
       More specific than the prospectus, and to the extent information differs from the prospectus, you should rely on the different information in this document.

     3 The Pricing Supplement
       To the extent not contained in the prospectus supplement, provides final details about a specific series or tranche of debt securities. To the extent information differs from the prospectus or the prospectus supplement, you should rely on the different information in this document.

     The debt securities will be issued under an indenture (we refer to the indenture, as supplemented from time to time, as the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The following summary of certain provisions of the debt securities and the Indenture is not complete and is subject to the detailed provisions of the Indenture. We have filed a copy of the Indenture as an exhibit to the Registration Statement. Whenever particular provisions or defined terms in the Indenture are referred to in this prospectus, such provisions or defined terms are incorporated by reference in this prospectus. Section references used in this prospectus are references to the Indenture.

     The debt securities will be our direct, unsecured obligations. The debt securities will rank on a parity with all our other unsecured and unsubordinated indebtedness.

     The Indenture does not limit the amount of the debt securities and provides that the debt securities may be issued from time to time in one or more series. (Section 2.01)

     Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof. Principal of and premium, if any, and interest, if any, will be payable, and the debt securities may be transferred or exchanged without payment of any charge (other than any tax or other governmental charge payable in connection therewith), at the office or agency of the Trustee in New York, New York.

     The applicable prospectus supplement will include specific terms relating to the offering. These terms will include some or all of the following:

- the designation and aggregate principal amount of the debt securities;

- the percentage of the principal amount at which the debt securities will be issued;

- the date or dates on which the debt securities will mature;

- the rate or rates (which may be fixed or variable), if any, at which the debt securities will bear interest, and the date from which any such interest will accrue;

- the dates on which any interest will be payable;

- the currency or currency unit in which the debt securities are issuable and payable;

- any terms for redemption or for sinking fund payments;

- any provisions for defeasance or covenant defeasance;

- whether the debt securities will be represented by one or more global securities and, if so, the method of transferring beneficial interests in the global securities; and

- other specific terms associated with the debt securities. (Section 2.01)

     Debt securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount securities will be described in the applicable prospectus supplement. "Original Issue Discount Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount of the security upon the occurrence of an Event of Default and the continuation of an Event of Default. (Section 1.01)

CERTAIN COVENANTS OF THE COMPANY

     Limitation on Secured Debt. The Indenture provides that, so long as any of the debt securities remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary (which term is defined below) to issue, assume or guarantee any indebtedness for money borrowed (referred to in this prospectus as "Debt") if such Debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (referred to in this prospectus as a "mortgage") upon any Principal Property (which term is defined below), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or subsequently acquired) without in any such case effectively providing that the debt securities (together with, if the Company determines, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the debt securities then existing or subsequently created) will be secured equally and ratably with such Debt so long as such Debt will be so secured, except that the foregoing restrictions will not apply to:

- mortgages on property, shares of stock or indebtedness (referred to in this prospectus as "property") of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

- mortgages on property existing at the time of acquisition thereof or mortgages to secure all or part of the purchase price of such property or to secure Debt incurred prior to, at the time of, or within 180 days after, the later of the acquisition, completion of construction or commencement of commercial operation of such property for the purpose of financing the purchase price of such property or construction or improvements on such property, provided that the mortgage will not apply to property previously owned by the Company or any Restricted Subsidiary other than real property substantially unimproved for the use intended by the Company or such Restricted Subsidiary;

- mortgages on property of a Restricted Subsidiary securing Debt owing to the Company or another Restricted Subsidiary;

- mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that any such mortgages do not attach to or affect property previously owned by the Company or such Restricted Subsidiary;

- mortgages on property owned or leased by the Company or a Restricted Subsidiary in favor of the United States of America, any State, any other country, or any political subdivision of any of the foregoing or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing the cost of construction of the property subject to such mortgages;

- mortgages existing at the date of the Indenture;

- certain landlords' liens;

- mortgages to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of the property subject to such mortgage if the commitment for such financing is obtained within one year after the later of completion of or the placing into operation of such constructed, developed, repaired, altered or improved property;

- mortgages arising in connection with contracts with or made at the request of the United States, any State, or any department, agency or instrumentality of any of the foregoing;

- mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

- mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license;

- mortgages for taxes, assessments or governmental charges or levies not yet delinquent or which, if delinquent, are being contested in good faith;

- mortgages (including judgment liens) arising from legal proceedings being contested in good faith and, in the case of judgment liens, so long as execution thereof is stayed; or

- any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any mortgage referred in any the foregoing bullet points.

     Notwithstanding the above, the Company and its Restricted Subsidiaries may, without securing the debt securities, issue, assume or guarantee Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of the Consolidated Net Tangible Assets (as defined in the Indenture) of the Company as calculated on the basis of its latest consolidated quarterly financial statements. (Section 4.05)

     Limitation on Sale and Leaseback Transactions. Sale and leaseback transactions by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) are prohibited unless: (a) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the Principal Property involved at least equal in amount to the

Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the debt securities (provided that such Attributable Debt will thereupon be deemed to be Debt subject to the provisions of Sections 4.05), or (b) an amount in cash equal to such Attributable Debt is applied to the retirement (other than any mandatory retirement) of long-term non-subordinated Debt of the Company or long-term Debt of a Restricted Subsidiary. Attributable Debt is defined as the present value (discounted at an appropriate rate) of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 4.06)

     Consolidation or Merger. The Indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the debt securities and performance of the covenants in the Indenture.

     However, we will only consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indenture. The remaining or acquiring corporation will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under the Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our Board of Directors or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the Indenture and under the debt securities. (Section 11.01)

CERTAIN DEFINITIONS

     The term "Subsidiary" means any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding voting stock is directly or indirectly owned by the Company. (Section 1.01)

     The term "Restricted Subsidiary" means any Subsidiary (other than a Subsidiary principally engaged in certain types of leasing and financing activities):

          (1) substantially all the property of which is located in the United States,

          (2) which owns a Principal Property, and

          (3) in which the Company's direct or indirect investment exceeds 2% of the consolidated assets of the Company. (Section 1.01)

     The term "Principal Property" means any manufacturing plant or facility which is located in the United States and is owned by the Company or any Restricted Subsidiary, unless our Board of Directors (or a committee thereof) declares that the plant or facility, together with all other plants and facilities previously so declared, is not of material importance to our total business. (Section 1.01)

EVENTS OF DEFAULT

     An "Event of Default" with respect to any series of debt securities will mean any of the following:

- failure to pay interest on any debt securities for 30 days;

- failure to pay principal of or any premium on any debt securities when due, or failure to pay any sinking fund payment with respect to any debt securities;

- failure to perform any of the other covenants or agreements in the Indenture relating to debt securities of that series that continues for 60 days after notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount of Stated Maturity of the debt securities of such series then outstanding;

- certain events of bankruptcy, insolvency or reorganization of the Company; or

- default under other indebtedness of the Company for borrowed money having unpaid principal in excess of the greater of (1) $10,000,000 or (2) 2% of the Company's Consolidated Net Tangible Assets, which indebtedness will be or be declared due prior to the date it would otherwise become due and payable and such acceleration not being rescinded or annulled within 60 days after notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount at Stated Maturity of the debt securities of such series then outstanding. (Section 6.01)

     Additional Events of Default may be prescribed for the benefit of holders of certain series of debt securities. (Section 10.01) The Indenture provides that the Trustee will, with certain exceptions, notify the holders of debt securities of each series of any Event of Default known to it within 90 days after the occurrence thereof. (Section 6.07)

     If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in aggregate principal amount at Stated Maturity of the debt securities of such series then outstanding can void the declaration. (Sections 6.01 and 6.06)

     Other than its duties in case of an Event of Default, the Trustee is not obligated to exercise any of the rights or powers in the Indenture at the request or direction of any of the holders of that series, unless such holders offer the Trustee reasonable security or indemnity. (Sections 7.01 and 7.02) If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount at Stated Maturity of the debt securities of each series affected by an Event of Default and then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series. (Section 6.06) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of any defaults under the Indenture. (Section 4.07)

     No holder of any debt securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder will have previously given the Trustee written notice of an Event of Default with respect to debt securities of that series and unless the holders of at least 25% in aggregate principal amount at Stated Maturity of the then outstanding debt securities of that series also will have made written request of, and offered reasonable indemnity to, the Trustee to institute such proceeding as trustee, and the Trustee will not have received from the holders of a majority in aggregate principal amount at Stated Maturity of the outstanding debt securities of that series a direction inconsistent with such request and the Trustee will have failed to institute such proceeding within 60 days of such request. However, any right of a holder of any debt security to receive payment of the principal of (and premium, if any) and any interest on such debt security on or after the due dates expressed in such debt security or to institute suit for the enforcement of any such payment on or after such dates will not be impaired or affected without the consent of such holder. (Section 6.04)

DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option, deposit with the Trustee money and/or U.S. Government Obligations (including interest thereon) sufficient to pay the principal of (and premium, if any) and interest on the debt securities of a series on the scheduled due dates for such payments and in such event we may be either (A) discharged from our obligations in respect of the debt securities of that series (other than to register transfers or exchanges of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust) or (B) released from our obligations in respect of the debt securities of that series described above under LIMITATION ON SECURED DEBT and LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

(and the related event of default relating to our failure to comply with those obligations). In either case, we may only deposit such funds and be discharged or released from our obligations if, among other things, we deliver to the Trustee a legal opinion to the effect that (i) you will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance or discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance or discharge had not occurred, and (ii) the debt securities, if then listed on the New York Stock Exchange, Inc., will not be delisted as a result of such deposit and such defeasance. In the event of a defeasance as provided in clause (A) above, holders of debt securities of the affected series will be able to look only to the trust fund established for payment of principal of and interest on their debt securities until maturity. (Section 12.01)

MODIFICATIONS, AMENDMENTS AND WAIVERS IN RESPECT OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the debt securities of each series affected at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture with respect to the debt securities of such series or modifying in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture may (1) extend the stated Maturity of any debt security, reduce the rate or extend the time of payment of any interest thereon, reduce the principal amount thereof, reduce any premium payable upon redemption, reduce the amount of an Original Issue Discount Security that would be due upon a declaration of acceleration, modify provisions relating to amount or regularity of mandatory sinking fund payments or make the principal amount thereof payable in any money other than United States legal tender for the payment of public and private debts, without the consent of the holder of each debt security so affected, or (2) reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series then outstanding. (Sections 10.01 and 10.02)

CONCERNING THE TRUSTEE

     The Company maintains lines of credit and has customary banking relationships with The First National Bank of Chicago, the Trustee under the Indenture.

                              PLAN OF DISTRIBUTION

     The Company may sell debt securities to or through underwriters and also may sell debt securities directly to other purchasers or through agents. Such firm may also act as an agent.

     The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will describe the method of distribution of the debt securities. In connection with a sale of debt securities, underwriters may receive compensation from the Company or from purchasers of debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the prospectus supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of debt securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

                                 LEGAL OPINIONS

     Mary Ann Hynes, who is our Vice President, General Counsel and Secretary, will issue an opinion about the legality of the offered securities for us. Ms. Hynes owns options to purchase 7,000 shares of Common Stock, of which no such options are currently exercisable. Mayer, Brown & Platt will advise any underwriters or agents.

                                    EXPERTS

     The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference in this prospectus and elsewhere in the Registration Statement. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee.......  $ 27,800
Trustee fees and expenses.................................     5,000
Printing and engraving fees...............................    25,000
Accounting fees and expenses..............................    25,000
Legal Fees................................................    50,000
Rating agency fees........................................   120,000
Miscellaneous.............................................     7,200
                                                            --------
           Total..........................................  $260,000
                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware provides that a corporation created thereunder may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director or officer of another corporation or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, subject to certain limitations referred to therein.

     Article Sixteenth of the Company's Restated Certificate of Incorporation provides that no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

     Article VI of the Company's By-Laws provides for indemnification of directors and officers as follows:

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

          The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, and with respect to the Employee Retirement Income Security Act of 1974, or any other applicable laws, as from time to time in effect, indemnify any officer, director or employee of the Corporation or an affiliated corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving at the request of the Corporation as an individual Trustee, Committee member, administrator or fiduciary of a pension or other benefit plan for employees of the Corporation, or of an affiliated corporation or other enterprise.

          Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation or a division thereof, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

          The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

          The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, to any person who is or was a party or is threatened to be made a party to any such threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by applicable laws.

ITEM 16. EXHIBITS

     A list of exhibits is set forth in the Exhibit Index appearing elsewhere in this Registration Statement and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the"Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon

Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockford, Illinois on November 6, 1998.

                                          SUNDSTRAND CORPORATION

                                          By:       /s/ PAUL DONOVAN
                                            ------------------------------------
                                            Name: Paul Donovan
                                            Title: Executive Vice President and
                                            Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of November 6, 1998.

         SIGNATURE                                       TITLE
         ---------                                       -----
             *                Chairman of the Board, President and Chief Executive Officer
----------------------------
     Robert H. Jenkins

      /s/ PAUL DONOVAN        Executive Vice President and Chief Financial Officer
----------------------------
        Paul Donovan

             *                Vice President and Controller
----------------------------
     DeWayne J. Fellows

             *                Director
----------------------------
      Richard A. Abdoo

             *                Director
----------------------------
        J.P. Bolduc

             *                Director
----------------------------
      Ilene S. Gordon

             *                Director
----------------------------
      Gerald Grinstein

             *                Director
----------------------------
      Charles Marshall

             *                Director
----------------------------
      Klaus H. Murmann

             *                Director
----------------------------
         Ward Smith

             *                Director
----------------------------
      Berger G. Wallin

*By: /s/  PAUL DONOVAN
      ----------------------
      Paul Donovan
      Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  1.1      Form of Underwriting Agreement*
  1.2      Form of Distribution Agreement**
  4.1      Form of Indenture between the Company and The First National
           Bank of Chicago, as Trustee**
  4.2      Form of Debt Security (included in Exhibit 4.1 as Schedule A to the Indenture)**
  5.1      Opinion of Mary Ann Hynes
 12.1      Computation of Ratio of Earnings to Fixed Charges
 23.1      Consent of Ernst & Young LLP
 23.2      Consent of Mary Ann Hynes (included in Exhibit 5.1)
 24.1      Powers of Attorney
 25.1      Statement of Eligibility on Form T-1 of The First National
           Bank of Chicago

---------------
 * Incorporated by reference to similarly numbered exhibit to Registration Statement on Form S-3 of the Registrant (No. 333-00801).
** To be filed by amendment.